UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Williams Controls, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	84-1099587
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

14100 SW 72nd Avenue
Portland, Oregon	97224
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ x ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [    ]

Securities Act registration statement file number to which this Form relates:	(if Applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

The description of the registrant’s common stock, par value $0.01 per share (the “Common Stock”) to be registered hereunder is incorporated by reference from the description of such shares under the caption “DESCRIPTION AND PRICE RANGE OF CAPITAL STOCK” contained in the Registration Statement on Form S-1 (Commission File No. 333-125590), as amended, originally filed on June 7, 2005, and from the Form 8-K filed by the registrant on March 20, 2006 (Commission File No. 000-18083).

The registrant’s Common Stock has been accepted for listing on the NASDAQ Stock Market LLC under the symbol “WMCO.”

Item 2.  Exhibits

Pursuant to the instructions as to exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS CONTROLS, INC.

Dated:	October 4, 2006

By:	/s/ Dennis E. Bunday Dennis E. Bunday Executive Vice President & CFO